UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

MBG Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56318	27-2262006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MBG Holdings Inc.

4301 West Bank Dr. Suite 110B
Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 360-0459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MGBH	OTC Markets

Item 4.01 – Changes in Registrant’s Certifying Accountant

On March 23, 2023, MBG Holdings, Inc. (the "Company") was notified that its independent registered public accounting firm, Maughan Sullivan LLC ("Maughan"), is resigning its engagement with the Company effective immediately. Maughan served as the Company's independent registered public accounting firm since 2020.

During the years ended December 31, 2021 and 2020 and the subsequent interim period from January 1, 2022 to March 23, 2023,

(i)	there were no disagreements between the Company and Maughan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Maughan 's satisfaction, would have caused Maughan to make reference in connection with its opinion to the subject matter of the disagreement, and

(ii)	there were no "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that Maughan advised the Company of material weaknesses in its internal control over financial reporting as of December 31, 2021

The report of Maughan to the Company's financial statements for fiscal years ended December 31, 2021 and 2020 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company's ability to continue as a going concern as result of loses from operations and a deficiency in working capital.

The Company will provide Maughan with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that Maughan furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. The Company will file a Form 8-K/A with a letter from Maughan stating that they agree with such statements

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2023 Jeremie Peterkin tendered his resignation in writing as Chief Financial Officer, Treasurer and Director of MBG Holdings, Inc. to the Company. The resignation as the Chief Financial Officer, Treasurer, and Director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 24, 2023 Angela Paxton tendered her resignation in writing as a Director of MBG Holdings, Inc. to the Company. The resignation as a Director was not the result of any disagreement with the Company on any matters relating to the Company’s operation, policies or practices.

On March 29, 2023, the Board of MBG Holdings, Inc pursuant to its powers under the Company’s bylaws, appointed Paul Twitchell and Jason Lohe as members of the Board, thereby making the Board membership count five (5). Mr. Twitchell and Mr. Lohe will serve as directors until the next annual meeting of the Company’s stockholders, at which time they will stand for election until the annual meeting of the Company’s stockholders following his or her election, or his or her earlier resignation, retirement or other termination of service.

On March 29, 2023 the Board of MBG Holdings Inc, pursuant to its powers under the Company’s bylaws appointed Paul Twitchell to the Compensation Committee of the Board and Audit Committee of the Board.

Paul Twitchell retired from Whiteboxadvisors in June 2021 where he was Co- Chief Investment Officer. While there he developed several trading units and strategies and launched three very successful funds. He started structured product trading where he oversaw both Whitebox’s long and short RMBS trades and moves into other areas of structured products. He started and oversaw municipal bond trading where he oversaw the Puerto Rico restructuring. Prior to joining Whitebox, Mr. Twitchell was employed at EBF & Associates for more than seven years where he managed a convertible bond portfolio. Mr. Twitchell began his career with Cargill, Inc. in 1992 assisting the North American, European and Emerging Market trading desks. He spent time on the mortgage desk and assisted in the development of the North American sovereign debt arbitrage desk with a focus on U.S. and Canadian fixed income arbitrage. He received a BA in Elective Studies from St. Cloud University in 1995.

On March 29, 2023 the Board of MBG Holdings Inc, pursuant to its powers under the Company’s bylaws appointed Jason Lohe to the Compensation Committee of the Board and Audit Committee of the Board.

Jason Lohe is an accomplished C-Level Executive, Entrepreneur and Board Member with over 20 years of success with revenue generation and optimization, strategic planning, investment capital and structure, corporate partnerships and marketing. Jason has over two decades of experience in both the sports and financial services industries, working for JP Morgan, AIG, Morgan Stanley, Michael Jordan, Major League Soccer, Oakland A’s Baseball team and for Octagon Football Sports Agency. In addition to co-founding an investment banking and merchant banking firm with a focus on MES, media, entertainment, and sports, and facilitated the capital raise and sale of professional sports franchises. As the Head on N. America for United Cities, Jason is responsible for projects in Canada, Mexico, and the United States, and sits on the Global Board and the board for the United Cities Funds. Recently Jason was in Davos at the World Economic Forum through his work accelerating the United Nations 17 Sustainable Development Goals. As a serial entrepreneur, Jason founded Gameplan Impact, Gameplan Sports and Entertainment, Revolutionary Sports, and Safeguard Financial and Insurance Services an SEC registered RIA and insurance brokerage that focused on high net worth executives and professional athletes, where he was one of only a few registered advisors with the NFL Players Association and worked with several professional athletes. Jason attended the University of California Santa Barbara for Sports Management and received his B.S. from San Francisco State University in Business Administration with a concentration in Management.

Mr. Twitchell and Mr. Lohe will be compensated for their services as members of the Board. Pursuant to the compensation plan Mr. Twitchell and Mr. Lohe will be compensated $15,000 per quarter and are eligible to receive up to 75,000 shares of common stock of the Company, (the “Common Stock”) under the 2022 Equity Incentive Plan. There are no arrangements or understandings between Mr. Twitchell, Mr. Lohe, and any other persons pursuant to which they were named as directors of the Company and Mr. Twitchell and Mr. Lohe are not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 29, 2023, the Board of MBG Holdings, Inc., pursuant to its powers under the Company’s bylaws, appointed Samantha Sondrup as Chief Operational Officer of the Company to hold such office until his successor shall have been duly elected and qualified or until her earlier death, resignation or removal in accordance with the Bylaws.

Mrs. Sondrup was employed with a tenure of 11 years by Goodman Solutions as Chief of Staff. The company provided telecom and home services where in her role she provided support to the Executive staff in delegated day to day items, department initiatives and in some cases leading entire departments. Using leadership and problem-solving skills to determine and prioritize business strategy, establish department KPI’s and provide leaders with insightful recommendations; all while maintaining Executive scheduling and providing meeting management for the company that had revenue in the amount of $725.1M and over 1800 employees. Duties included M&A Activity, Proposal Creation, Bondholder Relations, meetings with Customers, Investors and Bankers of the company. During her employment Mrs. Sondrup led the Contracts and Subcontract Department as Supply Chain Manager that was responsible for contract management, subcontract sourcing, scorecard initiatives and procurement of over 1200 contractors and customers. She then filled the role of Program Management for New Customer Implementation whereby she was responsible for the coordination and successful implementation of new programs into the company which required strong understanding of department structures, interdepartmental dependencies, system functionality with customers such as AT&T, LG, etc. She then led the Sales and Marketing team as Sr. Manager of Sales and Marketing overseeing sales team, Bids and Proposals, Marketing and Company Communications with the largest project sale of recurring revenue around $45M annually. Serving currently as SVP and Chief of Staff to MBGH and Chief Operating Officer of AMR Resources, LLC since March 10, 2022 appointed by resolution. Mrs. Sondrup has been responsible for coordination of the company’s acquisition activity, establishing strategic growth initiatives and bridging those initiatives into the existing operational company. Mrs. Sondrup attended Chadron State College for Family and Consumer Sciences graduating Magna Cum Laude and received her Master’s in Business Administration following.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2023	MBG Holdings Inc.

	By:	/s/ James Frinzi
	Name:	James Frinzi
	Title:	Chief Executive Officer